Exhibit 21.1
Subsidiaries
Sovran Acquisition Limited Partnership, a Delaware limited partnership
Sovran Holdings, Inc., a Delaware Corporation
Locke Sovran I L.L.C., a New York limited liability company
Locke Sovran I Manager, Inc., a Delaware Corporation
Locke Preferred Equity L.L.C., a New York limited liability company
Locke Sovran II L.L.C., a New York limited liability company
Locke Sovran II Manager, Inc., a Delaware Corporation
The Locke Group, LLC, a Delaware limited liability company
Locke Leasing, LLC, a New York limited liability company
Iskalo Land Holdings, LLC, a New York limited liability company
Sovran Jones Road, LLC, a Delaware limited liability company
Sovran Congress, LLC, a Delaware limited liability company
Sovran Cameron, LLC, a Delaware limited liability company
Sovran Huebner, LLC, a Delaware limited liability company
Sovran Little Road, LLC, a Delaware limited liability company
Sovran Granbury, LLC, a Delaware limited liability company
Sovran Shackelford, LLC, a Delaware limited liability company
Sovran Manchester, LLC, a Delaware limited liability company
Sovran DeGaulle, LLC, a Delaware limited liability company
Sovran Grapevine, LLC, a Delaware limited liability company
Sovran Washington, LLC, a Delaware limited liability company
Sovran Meramac, LLC, a Delaware limited liability company
Sovran Seminole, LLC, a Delaware limited liability company